Exhibit 23.1

KYLE L. TINGLE, CPA

To Whom It May Concern:	May 22, 2002

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of May 22, 2002 accompanying the audited financial statements of Flickering Star Financial, Inc., as of March 31, 2002 and December 31, 2001, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/	Kyle L. Tingle

Kyle L. Tingle, CPA, LLC

P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.

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